Exhibit 99.1

Saba Acquires Leading Organizational Planning Provider HumanConcepts

Companies Combine to Deliver Customers a World-Class Solution for Unified Talent

Management and Transition Management

REDWOOD SHORES, Calif. – March 20, 2012 – Saba (NASDAQ:SABA), the premier provider of people-centric enterprise solutions, today announced the acquisition of HumanConcepts, a leading organizational modeling and visualization provider. The transaction closed March 19, 2012.

The acquisition signifies Saba’s continued focus on the human capital management (HCM) market and complements its unified talent management offering. Saba plans to integrate HumanConcepts’ unique Cloud technologies into its unified talent management suite to extend the value of Saba’s existing core products.

“Saba and HumanConcepts share a vision for unifying people processes to transform the way we work,” said Bobby Yazdani, founder and CEO, Saba. “The next generation of talent management is about people, not information, and delivering a fundamentally better way to plan, engage, develop and inspire people for competitive advantage.”

“Adoption of HumanConcepts Organizational Planning Suite continues to accelerate and gain traction in large enterprises,” said Luis Riviera, president, HumanConcepts. “Joining forces with Saba offers an exciting opportunity to revolutionize the HCM market by delivering a powerful interface to visualize, plan and model people and People Networks in a changing world of work.”

“The combination of Saba and HumanConcepts is a positive step forward for customers who want to improve their workforce planning effectiveness,” said Mollie Lombardi, research director, human capital management, Aberdeen. “According to our research, visibility, integration, external validation and scenario planning are the core tenants to organizational evolution and powering the new world of work.”

Saba and HumanConcepts Value:

•	Business Agility: The joint Saba/HumanConcepts Solution will enable companies to gain the strategic insights they need to adapt quickly to changing marketing conditions.

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One of the largest and best customer communities for strategic organizational and talent management: Besides its proven organizational planning expertise, HumanConcepts will add over 500 valued customers to Saba’s 1600-strong customer base.

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Strategic solutions delivered in the Cloud: Both Saba and HumanConcepts are pioneers in developing scalable platforms that can lower IT costs, support rapid innovation, and continually increase value to enterprises of all sizes.

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Single end-to-end solution for Strategic Organizational Planning, Talent Management, Learning and Collaboration: The Saba/HumanConcepts Solution will provide the ability to assess organizational health based on comprehensive metrics, collaboratively model, evaluate and plan for change with intuitive visual analytics, and execute on approved plans with talent pooling, succession planning and learning capabilities.

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Ability to manage global complexity for our customers: Both companies solve the challenge of deploying sensitive organizational information and communications on a global scale with process and security frameworks that meet the unique needs of sophisticated and geographically distributed enterprises.

With this acquisition, Saba will embed HumanConcepts’ next-generation features into its existing talent management products and also add elements to its new Social Enterprise Platform – Saba People Cloud – announced today (see “Saba Announces Revolutionary New Social Enterprise Platform” ) Customers will be able to leverage a powerful interface to visualize, plan and model people and People Networks in a changing world of work.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding the expected benefits to Saba of its acquisition of HumanConcepts and the expected benefits to customers of the Saba/HumanConcepts Solution. Saba’s actual results could differ materially from those expressed in any forward-looking statements. Risks and uncertainties Saba faces in connection with the acquisition and otherwise that could cause results to differ materially include risks associated with: Saba’s ability to retain customers and to experience high customer renewal rates; integration risks, including risks related to integration of the HumanConcepts’ products, technologies and personnel; assumption of liabilities; dependence on growth of the markets for Saba’s products, dependence on acceptance of Saba’s products by customers and channel partners, fluctuation in customer spending, length of Saba’s sales cycle, competition, rapid technological change, dependence on new product introductions and enhancements, and potential software defects. Readers should also refer to the section entitled “Risk Factors” in the Form 10-K for the fiscal year ended May 31, 2011, and similar disclosures in subsequent reports filed with the SEC. The forward-looking statements and risks stated in this press release are based on information available to Saba today. Saba assumes no obligation to update them.

About Saba

Saba (NASDAQ: SABA) enables organizations to build a transformative workplace that leverages the advent of social networking in business and the ubiquity of mobile to empower an organization’s most mission-critical assets – its people. The company provides a set of people-centric enterprise solutions to various businesses and industries worldwide. Saba delivers cloud-based learning management, talent management, and social enterprise solutions to transform the way people work.

Saba’s premier customer base includes major global organizations and industry leaders in financial services, life sciences and healthcare, high tech, automotive and manufacturing, retail, energy and utilities, packaged goods, and public sector organizations. Headquartered in Redwood Shores, California, Saba has offices on five continents. For more information, please visit www.saba.com or call +1-877-SABA-101 or +1-650-779-2791. SABA, the Saba logo, and the marks relating to Saba products and services referenced herein are either trademarks or registered trademarks of Saba Software, Inc. or its affiliates. All other trademarks are the property of their respective owners.

About HumanConcepts

HumanConcepts enables enterprises to better manage organizational change of all types, including growth, rightsizing and reorganization. Using solutions from HumanConcepts, customers can achieve organizational agility, more easily understand how they are organized, plan for the future, and transition the workforce to its optimal state.

Used by many of the world’s largest organizations, HumanConcepts solutions provide immediate return on investment by enabling companies to reorganize faster, manage financial targets, stay in compliance, and transition the workforce to its optimal state. The company’s products are certified by leading ERP and talent vendors such as Oracle, SAP, PeopleSoft and Lawson. HumanConcepts is based in Sausalito, California, with offices in the United Kingdom and Germany. For more information, visit www.humanconcepts.com.

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Contact:	Aly Kline
Saba
PR Associate
(650)581-2593
akline@saba.com